Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

     I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, Big Cat Energy Corporation and to the reference to my firm in the “Opinion of Counsel.”

     DATED this 22nd day of March, 2007.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak